Exhibit 5.1

RICHARDSON & PATEL LLP

September 28, 2012

Augme Technologies, Inc.

350 7th Avenue, 2nd Floor

New York, New York 10001

Gentlemen:

You have requested our opinion with respect to certain matters in connection with the sale and issuance by Augme Technologies, Inc., a Delaware corporation (the “Company”), pursuant to that certain Underwriting Agreement dated September 28, 2012 (the “Underwriting Agreement”), between the Company and Northland Securities, Inc. (the “Underwriter”), of an aggregate of 8,500,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”) , together with warrants to purchase 2,125,000 shares of the Company’s common stock (the “Warrants”), and 2,125,000 shares of common stock which may be issued pursuant to the exercise of the Warrants (the “Warrant Shares”), together with warrants to purchase 425,000 shares of the Company common stock to Northland Securities, Inc. (the “Underwriter Warrants”) and 425,000 shares of common stock which may be issued pursuant to the exercise of the Underwriter Warrants (the “Underwriter Warrant Shares”), all of which together with 1,275,000 Shares and Warrants to purchase 318,750 shares of common stock for which the Underwriter has been granted an over-allotment option and 318,750 Warrant Shares which may be issued pursuant to the exercise of the over-allotment Warrants and Underwriter Warrants to purchase 63,750 shares of common stock and 63,750 Underwriter Warrant Shares issuable to the Underwriter upon exercise of the over-allotment option pursuant to the Registration Statement on Form S-3 (File No. 333-175191) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on June 29, 2011, the related prospectus dated July 13, 2011 included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement to be filed with the Commission pursuant to Rule 424(b) promulgated under the Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Amended and Restated Certificate of Incorporation, as amended, Bylaws, as currently in effect, the form of Warrants and Underwriter Warrants and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.  Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware.  Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.  We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that, with respect to the Warrants and Underwriter Warrants, upon the due execution, issuance and delivery of the Warrants and Underwriter Warrants and payment therefor in the manner contemplated by the Registration Statement, the Prospectus, the Warrants and the Underwriter Warrants, the Warrants and the Underwriter Warrants will be legally issued, valid and binding obligations of the Company.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, the Warrant Shares and the Underwriter Warrant Shares, when sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to a Current Report of the Company on Form 8-K.

Very truly yours,

/s/ Richardson & Patel LLP